EXHIBIT 5.1
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                       Opinion of Igler & Dougherty, P.A.


















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                             IGLER & DOUGHERTY, P.A.




     Tallahassee Office                               Tampa Office
           ------                                        ------

    1501 Park Avenue East                     Franklin Exchange Building
 Tallahassee, Florida 32301                 633 North Franklin Street, Suite 601
 (850) 878-2411 - Telephone                       Tampa, Florida 33602
 (850) 878-1230 - Facsimile                    (813) 307-0510 - Telephone
 e-mail: idhlaw@nettally.com                   (813) 307-0415 - Facsimile


                                ATTORNEYS AT LAW
                                     -------



                          REPLY TO: TALLAHASSEE OFFICE


                                 April 22, 2002


                                                             VIA FEDERAL EXPRESS
                                                             ===================

Board of Directors
Federal Trust Corporation
312 W. First Street
Sanford, Florida  32771

         RE: Federal Trust Corporation's Registration Statement on Form SB-2 for 1,100,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel for Federal Trust Corporation ("Federal Trust") in connection with the proposed public offering of the shares of its $.01 par value common stock covered by the above-described registration statement.

     In connection therewith, we have examined the following:

         o The Articles of Incorporation of Federal Trust, as filed with the Secretary of State of the State of Florida;

         o    The Bylaws of Federal Trust;

         o A Resolution of Federal Trust' Board of Directors, certified as correct and complete by the Secretary of Federal Trust, authorizing the sale of up to 1,100,000 shares of Federal Trust common stock;

         o Certificate of Active Status with respect to Federal Trust, issued by the Secretary of State of the State of Florida; and

         o    The registration statement, including all exhibits thereto.





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     Board of  Directors  Federal  Trust  April 22,  2002 Page 2 Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         o Federal Trust has been duly incorporated and is validly existing under the laws of the State of Florida.

         o The 1,100,000 shares of $.01 par value common stock covered by the registration statement have been legally authorized and when issued in accordance with the terms described in said registration statement, will be validly issued, fully paid and non- assessable.

     We consent to the filing of this opinion as an exhibit to the aforementioned registration statement on Form SB-2 and to any amendments thereto. We also consent to the reference to this firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,

                                                     IGLER & DOUGHERTY, P.A.



                                                     Herbert D.  Haughton
                                                     For the Firm